[Letterhead of Kenny S&P Evaluation Services]




                                                           February 6, 1996


Prudential Securities Incorporated
One New York Plaza
New York, NY  10292


                  Re:  Government Securities Equity Trust
                        Series 9
                        Amendment No. 1

Gentlemen:

            We have examined Registration Statement File No. 33-64881 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as evaluator.

            You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                    Sincerely,


                                    Frank A. Ciccotto
                                    Frank A. Ciccotto